Exhibit 16.1
Or ref: EC/AC/S840/ABA2/ys
June 28, 2006
Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C 20549
United States
Attn: The SEC Office of the Chief Accountant
Dear Sirs,
Sun New Media Inc. (the “Registrant”)
SEC File No. 000-26347
We have read Item 4.01 of the Registrant’s Form 8-K/A dated June 12, 2006 and have the following comments:
•	We agree with the statements made by the Registrant with respect to our resignation as principal independent accountant in the first to fourth paragraphs.

•	We have no basis to agree or disagree with the statement made in the fifth paragraph

Very truly yours,